                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



      Date of Report (date of earliest event reported):  SEPTEMBER 3, 1996



                            TRANSOCEAN OFFSHORE INC.
            (Exact name of registrant  as specified in its charter)



DELAWARE                             1-7746                    72-0464968
(State or other jurisdiction of    (Commission           (I.R.S. Employer
incorporation)                     File Number)       Identification No.)



                                4 GREENWAY PLAZA
                             HOUSTON, TEXAS  77046
             (Address of principal executive offices and zip code)



      Registrant's telephone number, including area code:  (713) 871-7500

ITEM 5. OTHER EVENTS

          In September 1996, the Company acquired approximately 94 percent of the outstanding capital shares of Transocean ASA, a Norwegian joint stock company, in an exchange offer for shares of common stock of the Company and cash (the "Combination"). The purchase price for the shares of Transocean ASA acquired in the Combination consisted of approximately 22.9 million shares of common stock of the Company and approximately $207 million in cash. During November and December 1996, the Company acquired additional shares of Transocean ASA for approximately $91 million in cash, bringing its total ownership of Transocean ASA to over 99 percent. The Combination was deemed effective for accounting purposes as of September 1, 1996.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

          (b) Pro forma financial information

          The following Unaudited Condensed Pro Forma Combined Statement of Operations for the year ended December 31, 1996 gives effect to (i) the Combination and the subsequent acquisition of Transocean ASA shares and (ii) the related financing transactions, as described in the Notes to the Unaudited Condensed Pro Forma Combined Statement of Operations, applying U.S. GAAP under the purchase method of accounting. The financial statements of Transocean ASA have been converted from Norwegian GAAP to U.S. GAAP and translated into U.S. dollars for purposes of this presentation (see Note 1 to the Unaudited Condensed Pro Forma Combined Statement of Operations). The purchase price allocation has been determined based on preliminary estimates of fair values and is subject to change. The Unaudited Condensed Pro Forma Combined Statement of Operations for the year ended December 31, 1996 was prepared as if the Combination were consummated as of January 1, 1996 and is based on the historical consolidated financial statements of the Company and Transocean ASA, giving effect to the Combination under the assumptions and adjustments outlined in the accompanying Notes to the Unaudited Condensed Pro Forma Combined Statement of Operations.

          The Unaudited Condensed Pro Forma Combined Statement of Operations is provided for illustrative purposes only and does not purport to represent what the results of operations of the Company would actually have been if the Combination had in fact occurred on the date indicated or to project the results of operations for any future date or period. Although the Company expects to realize cost reductions from the Combination, no effect has been given in the Company's Unaudited Condensed Pro Forma Combined Statement of Operations to any such benefits. The Unaudited Condensed Pro Forma Combined Statement of Operations should be read in conjunction with the notes thereto and (i) the historical consolidated financial statements of the Company and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and (ii) the historical consolidated financial statements of Transocean ASA included in the Company's Registration Statement on Form S-4 (Reg. No. 333-09105), each as filed with the Securities and Exchange Commission.

         UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                   HISTORICAL                         PRO FORMA
                                            -------------------------      ---------------------------
                                             COMPANY   TRANSOCEAN          ADJUSTMENTS       COMBINED
                                            ---------  --------------      -----------      ----------
                                             (U.S. Dollar amounts in thousands, except per share amounts)

Operating Revenues                           $528,903       $256,351                          $785,254
------------------------------------------------------------------------------------------------------
Costs and Expenses
 Operating and Maintenance                    351,569        177,436                           529,005
 Depreciation and Amortization                 46,587         31,506        22,702(a)          100,795
 General and Administrative                    23,133         21,028                            44,161
------------------------------------------------------------------------------------------------------
                                              421,289        229,970        22,702             673,961
------------------------------------------------------------------------------------------------------

Operating Income                              107,614         26,381       (22,702)            111,293
Other Income (Expense), Net                    14,038        (32,243)      (11,508)(b)         (29,713)
------------------------------------------------------------------------------------------------------
Income (Loss) from Continuing Operations
 Before Taxes                                 121,652         (5,862)      (34,210)             81,580
Income Taxes                                   43,607             64       (14,025)(c)          29,646
------------------------------------------------------------------------------------------------------
Income (Loss) from Continuing Operations     $ 78,045       $ (5,926)     $(20,185)           $ 51,934
======================================================================================================
Income (Loss) from Continuing Operations
 per Common Share                            $   2.17       $  (0.11)                         $   1.01
======================================================================================================
Weighted-Average Shares Outstanding            35,943         53,343                            51,398(d)
======================================================================================================

See accompanying notes to the Unaudited Condensed Pro Forma Combined Statement of Operations.

    NOTES TO UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

1.    BASIS OF PRESENTATION

     The Unaudited Pro Forma Combined Statement of Operations was prepared applying U.S. GAAP and is presented assuming the Combination occurred as of January 1, 1996. The pro forma purchase price allocation is based on a total purchase price, including direct transaction costs, of $1,504.7 million. A total of 22,920,840 shares of Company common stock and $207.4 million in cash was delivered by the Company in exchange for the tendered Transocean ASA shares pursuant to the exchange offer completed in September 1996. The value of the Company common stock issued to Transocean ASA stockholders was calculated based on $52.75 per share, which was the average of the closing prices of Company common stock over the five-day period commencing two days before May 20, 1996, the date on which the revised offering price was announced. In addition, $91.2 million, or $28.74 per share, was paid for the remaining shares of Transocean ASA acquired in November and December 1996.

     The historical financial statements of Transocean ASA have been converted from Norwegian GAAP to U.S. GAAP and translated into U.S. dollars for purposes of this presentation using the weighted-average rate of exchange for Norwegian kroner ("Nkr") for the eight-month period ended August 31, 1996 of $1.00 = Nkr
6.447. The results of operations of Transocean ASA subsequent to September 1, 1996 are included in the consolidated results of the Company. Certain reclassifications have been made to conform the Transocean ASA historical financial statements to the pro forma presentation. Such reclassifications have no effect on net income (loss) from continuing operations.

2.   PRO FORMA ADJUSTMENTS

(a) To record additional depreciation expense of $9.8 million and amortization of goodwill of $12.9 million. The excess of the purchase price over the estimated fair value of net assets acquired is assumed to result in approximately $768.1 million of goodwill. The purchase price allocation is also assumed to include an increase in the value of drilling and other property and equipment of approximately $395.6 million. The pro forma adjustment assumes estimated remaining useful lives ranging from 6 to 24 years for depreciation and a 40-year amortization period for goodwill.

(b) To adjust interest expense to account for the borrowing of approximately $300 million under the Secured Credit Agreement dated as of July 30, 1996 among the Company and the members of a banking syndicate led by ABN AMRO Bank, N.V., assuming such financing was obtained as of January 1, 1996, to fund the cash portion of the acquisition price of the shares of Transocean ASA. Interest expense has been calculated using an interest rate of 5.87 percent, based on the average 1-month LIBOR rate for the eight months ended August 31, 1996 plus a margin of .35% and assuming principal repayments of $27 million over the pro forma period as required by the Secured Credit Agreement.

(c) To record income tax benefit on the historical Transocean ASA loss from continuing operations before taxes and the effect of the pro forma adjustments to depreciation, amortization and interest expense using a tax rate of 35 percent.

(d) Weighted-average shares outstanding as if the 22.9 million shares of common stock issued by the Company in consideration of the Transocean ASA shares had taken place on January 1, 1996.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        TRANSOCEAN OFFSHORE INC.



Date:  April 2, 1997               By:  /s/ Barbara S. Koucouthakis
                                        ---------------------------
                                        Barbara S. Koucouthakis
                                        Vice President and Controller